SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 14, 2002



                        INSpire Insurance Solutions, Inc.
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             (Exact name of registrant as specified in its charter)

           TEXAS                         000-23005                75-2595937
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(State or other jurisdiction of   (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)

300 Burnett Street
Ft. Worth, Texas                                                 76102-2799
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code 817-348-3900.


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ITEM 5.  Other Events and Regulation FD Disclosure.

         INSpire Insurance Solutions and Arrowhead General Insurance Agency have agreed to restructure certain policy and claims processing agreements in a way that better serves both companies' business and financial objectives. Under the terms of the restructured agreements, INSpire will continue to provide policy and claims administration services for Arrowhead's personal property business through December 2008. Arrowhead will assume responsibility for policy administration for its personal auto and commercial lines businesses. (In January, Arrowhead Claims Management resumed responsibility for its personal auto claims administration.) Arrowhead is purchasing from INSpire an INSideOUT software license to support its personal auto and commercial businesses. INSpire will provide software applications consulting services to Arrowhead through December 2008. The restructured agreements are expected to increase INSpire's profits by approximately $1.2 million per year despite a reduction of INSpire's revenues by approximately $4 million per year. The agreements were signed May 14 and become effective immediately.

         "We believe that the structure of our new agreements with Arrowhead will allow both companies to be more successful going forward," stated INSpire CEO and President Dic Marxen. "Arrowhead appreciates INSpire's management working with it to restructure the business relationship. We believe the new structure that has been created will be better for Arrowhead's many customers and provides the foundation for a stronger working relationship between Arrowhead and INSpire," stated Arrowhead General Insurance Agency President and CEO Kieran Sweeney.

         This Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended (the
"Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this Form 8-K, words such as "anticipate," "believe," "estimate," "expect," "intend," and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These forward-looking statements are based on information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to: difficulties associated with growth, the Company's dependence on major customers and limited operating history, technological change, competitive factors and pricing pressures, product development risks, changes in legal and regulatory requirements, general economic conditions and other factors. Such statements reflect the current views of the Company's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by this paragraph. In the context of forward-looking information provided in this Form 8-K, reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission during the past 12 months.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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                  None

















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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated:  May 16, 2002.


                                  INSpire Insurance Solutions, Inc.


                                  By:  /s/ Richard Marxen
                                     -------------------------------------
                                  Name:   Richard Marxen
                                  Title:  President and Chief Executive Officer

















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